Exhibit 99.1

A registration statement relating to the securities proposed to be issued in the Offer (as defined below) has been filed with the Securities and Exchange Commission (“SEC”) but has not yet become effective. Such securities may not be sold nor may offers to buy such securities be accepted prior to the time the registration statement becomes effective. This notice is neither an offer to purchase nor a solicitation of an offer to sell Cadbury ordinary shares or Cadbury ordinary shares represented by Cadbury American Depositary Shares (“Cadbury ADSs”). The Offer is made to U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended) and Canadian residents who hold Cadbury ordinary shares and holders of Cadbury ADSs, wherever located, by the prospectus/offer to exchange dated January 19, 2010 and the related Form of Acceptance and ADS Letter of Transmittal (each as defined in the prospectus/offer to exchange) and any amendments or supplements thereto. All holders of Cadbury ordinary shares who are not U.S. holders or residents of Canada will receive separate offer documents (to the extent permitted by relevant laws and regulations). The Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Cadbury ordinary shares or Cadbury ADSs in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any state or jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Kraft Foods Inc. by one or more registered brokers or dealers licensed under the laws of such state or jurisdiction.

Notice of Recommended Final* Offer for Ordinary Shares

(including ordinary shares represented by American Depositary Shares)

of

Cadbury plc

for

500 pence in cash

and 0.1874 shares of common stock

of

Kraft Foods Inc.

Kraft Foods Inc., a Virginia corporation (“Kraft Foods”), announces its recommended final* offer to acquire each of the issued and to be issued ordinary shares of 10 pence each of Cadbury plc, including Cadbury ordinary shares represented by Cadbury ADSs, for 500 pence in cash and 0.1874 shares of Class A common stock, without par value, of Kraft Foods (“Kraft Foods common stock”), on the terms and subject to the conditions set forth in the prospectus/offer to exchange dated January 19, 2010 and in the related Form of Acceptance and ADS Letter of Transmittal (the offer reflected by such terms and conditions and, where the context so requires, any subsequent revision, variation, extension or renewal of such offer, including any election or alternative available in connection with it, constitutes the “Offer”). The Board of Directors of Cadbury has unanimously recommended that holders of Cadbury ordinary shares and holders of Cadbury ADSs accept the terms of the Offer. As each Cadbury ADS represents four Cadbury ordinary shares, holders of Cadbury ADSs will receive 2,000 pence in cash and 0.7496 shares of Kraft Foods common stock, in exchange for each outstanding Cadbury ADS validly tendered into, and not withdrawn from, the Offer. Based on the closing share price of $29.58 per share of Kraft Foods common stock on the New York Stock Exchange (“NYSE”) on January 15, 2010, and an exchange rate of $1.63 to £1.00 (as quoted by WM/Reuters on January 18, 2010), the Offer has a value of 840 pence per Cadbury ordinary share and a value of $54.77 per Cadbury ADS. Holders of Cadbury ordinary shares and holders of Cadbury ADSs are together referred to as “Cadbury securityholders.”

Cadbury securityholders who accept the Offer may elect to vary the proportion in which they receive shares of Kraft Foods common stock and cash consideration pursuant to a mix and match facility, including by electing to receive only cash or only shares of Kraft Foods common stock. However, valid mix and match elections will only be satisfied to the extent that other holders of Cadbury ordinary shares or Cadbury ADSs make off-setting elections.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 A.M. NEW YORK CITY TIME (1:00 P.M. LONDON TIME) ON FEBRUARY 2, 2010, UNLESS THE INITIAL OFFER PERIOD IS EXTENDED.

Kraft Foods reserves the right to, and intends to, reduce the number of acceptances required to fulfill the minimum acceptance condition to the Offer from 90% of the Cadbury ordinary shares to which the Offer relates, including those represented by Cadbury ADSs, to 50% plus one Cadbury ordinary share on or after January 26, 2010. The Offer is also subject to the other conditions described in the prospectus/offer to exchange under the heading “Appendix A—Conditions and Further Terms of the Offer.” Cadbury securityholders who have already accepted the Offer and whose willingness to accept the Offer is affected by the reduction in the minimum acceptance condition should consider withdrawing their Cadbury ordinary shares, including those represented by Cadbury ADSs, from the Offer.

The Offer and withdrawal rights will expire at 8:00 a.m. New York City time (1:00 p.m. London time) on February 2, 2010, unless the initial offer period is extended. Kraft Foods may extend the Offer beyond this time if (1) a competing bid has been made for Cadbury, (2) the U.K. City Code on Takeovers and Mergers permits or (3) the U.K. Panel on Takeovers and Mergers (the “U.K. Takeover Panel.”) agrees, and, in each case, Kraft Foods complies with the applicable U.S. tender offer rules. Kraft Foods will effect any extension of the Offer by giving oral or written notice to Computershare Investor Services PLC and Computershare Trust Company, N.A. and by making a public announcement no later than 3:00 a.m. New York City time (8:00 a.m. London time) on the U.S. business day or the U.K. business day (whichever is earlier) following the end of the initial offer period, or such later time or date as the U.K. Takeover Panel may agree and in accordance with U.S. tender offer rules.

If the Offer becomes or is declared wholly unconditional on or after February 2, 2010, a subsequent offer period of at least 14 days following the expiration of the initial offer period will start immediately. Kraft Foods may extend the subsequent offer period beyond 14 days until a further specified date or until further notice. The mix and match facility will remain available during the subsequent offer period.

Acceptances of the Offer may be withdrawn at any time until the end of the initial offer period. Acceptances may not be withdrawn during the subsequent offer period, except in certain limited circumstances described in the prospectus/offer to exchange.

The prospectus/offer to exchange and the related Form of Acceptance and ADS Letter of Transmittal contain important information. Cadbury securityholders should carefully read these documents in their entirety before any decision is made with respect to the Offer. Such documents may be obtained without charge at the SEC’s web site at www.sec.gov.

The directors of Kraft Foods, whose names are set out in the section of the prospectus/offer to exchange entitled “Schedule I – Directors and Executive Officers of Kraft Foods,” accept responsibility for the information contained in this notice. To the best of the knowledge and belief of the directors of Kraft Foods (who have taken all reasonable care to ensure that such is the case), the information contained in this notice for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of that information.

Cadbury securityholders in the European Union should note that this advertisement is not a prospectus for the purposes of the EU Prospectus Directive. Such Cadbury securityholders should not tender their shares except on the basis of information in the prospectus published on Kraft Foods’ web site pursuant to the EU Prospectus Directive (as supplemented from time to time).

All questions and requests for assistance regarding the Offer should be directed to the information agent, Georgeson Inc., at the address or telephone numbers listed below. Additional copies of the prospectus/offer to exchange, the Form of Acceptance, the ADS Letter of Transmittal and other tender offer materials may be obtained from the information agent and will be furnished promptly at Kraft Foods’ expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The information agent for the Offer is:

199 Water Street, 26th Floor

New York, NY 10038-3560

Banks and Brokers Call (212) 440-9800

Toll-Free in the United States (800) 868-1391

Outside the United States (212) 806-6859

January 21, 2009

*	The Offer is final and will not be increased, except that Kraft Foods reserves the right to increase the Offer if there is an announcement on or after the date hereof of an offer or a possible offer for Cadbury by a third party offeror or potential offeror.